                                                                    EXHIBIT 99.1


                   CONSENT OF PERSON ABOUT TO BECOME DIRECTOR

         As a person who has not signed the registration statement of Exabyte Corporation on Form S-4 for shares to be issued in the merger with Ecrix Corporation but who is named therein as about to become a director, I hereby consent to the inclusion of such information and my name in the registration statement.

                                                           /s/ Juan A. Rodriguez
                                                           ---------------------
                                                           Juan A. Rodriguez